UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2008

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employee Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2008, the Chief Executive Officer of National Rural Utilities Cooperative Finance Corporation (“National Rural”), under authority delegated to him by the Board of Directors, approved increases to the salaries of National Rural’s executive officers other than himself.  Effective June 1, 2008, the annual base salaries for these executive officers were increased to the amounts shown in the table below:

Name	Title	Salary
Mr. Steven Lilly	Chief Financial Officer	$397,700
Mr. John Evans	Senior Vice President Operations	397,700
Mr. John List	Senior Vice President & Corporate Counsel	397,700
Mr. Richard Larochelle	Senior Vice President Corporate Relations	397,700
Mr. Lawrence Zawalick	Senior Vice President RTFC	289,800
Mr. John Borak	Senior Vice President, Credit Risk Management	254,950

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
     Steven L. Lilly
     Senior Vice President and Chief Financial Officer

Dated:  June 3, 2008